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                                                                 Exhibit 3.(iv)



             FILED
       IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
        STATE OF NEVADA

         AUG 31 1995

        No. 3947-85

        /s/ Dean Heller
        ---------------
DEAN HELLER, SECRETARY OF STATE


                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                     NEVADA MANHATTAN MINING, INCORPORATED

         Christopher D. Michaels and Jeffrey Kramer hereby certify that:

         A:      They are the President and Secretary, respectively, of Nevada
Manhattan Mining Incorporated, a Nevada corporation.

         B. Article V of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                                   "ARTICLE V

         This corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the corporation is authorized to issue is 50,000,000 shares, of which 49,750,000 shares shall be Common Stock, par value of $.01 per share, and 250,000 shares shall be Preferred Stock, par value of $1.00 per share.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."
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         C.      The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

         D. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section NRS 78.390 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 4,658,481. The number of shares required for such approval was more than fifty percent (50%) of the Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

         The undersigned further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:   August 23, 1995



                                        /s/  CHRISTOPHER D. MICHAELS
                                      -----------------------------------
                                      Christopher D. Michaels,
                                      President


                                        /s/  JEFFREY S. KRAMER
                                       -----------------------------------
                                       Jeffrey S. Kramer,
                                       Sr. Vice President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT
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

State of        CALIFORNIA
        ---------------------------
County of       LOS ANGELES
         --------------------------

On August 30, 1995 before me,                   R.M. Knippenberg,
   ---------------            -----------------------------------------------------
       DATE                   NAME, TITLE OF OFFICER-E.G. "JANE DOE, NOTARY PUBLIC"

personally appeared CHRISTOPHER D. MICHAELS / JEFFREY S. KRAMER
                    -------------------------------------------
                                NAME(S) OF SIGNER(S)

[X] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)
                                        is/are subscribed to the within instrument
                                        and acknowledged to me that he/she/they
                                        executed the same in his/her/their authorized
                                        capacity(ies), and that by his/her/their
                                        signature(s) on the instrument the person(s),
                                        or the entity upon behalf of which the
                                        person(s) acted, executed the instrument.

                                        WITNESS my hand and official seal.

                                                R.M. Knippenberg
                                        -------------------------------------------
                                                SIGNATURE OF NOTARY

================================  OPTIONAL  =======================================

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

      CAPACITY CLAIMED BY SIGNER                DESCRIPTION OF ATTACHED DOCUMENT

[ ] INDIVIDUAL                                         AMEND ART. OF INCORP.
[X] CORPORATE OFFICER                                    PREFERRED STOCK
                                                --------------------------------
    PRESIDENT / SR. VICE PRES.                     TITLE OR TYPE OF DOCUMENT
    -----------------------------------
                TITLE(S)

[ ] PARTNER(S)    [ ] LIMITED
                  [ ] GENERAL                   --------------------------------
                                                        NUMBER OF PAGES
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR                                    8-23-95
[ ] OTHER:                                      --------------------------------
          -----------------------------                 DATE OF DOCUMENT
    -----------------------------------
    -----------------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)                             NONE
        NEVADA MANHATTAN MINING                 --------------------------------
    -----------------------------------         SIGNER(S) OTHER THAN NAMED ABOVE

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